                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 12, 1995, with respect to the combined balance sheet of the Fuel Tank Division of Dyno Industrier A.S as of December 31, 1994 and the related combined statements of income, stockholders' and divisional equity, and cash flows for the year then ended, included or incorporated by reference in this registration statement on Form S-3 of Walbro Corporation.

                                          ARTHUR ANDERSEN
                                          Wirtschaftsprufungsgesellschaft
                                          Steuerberatungsgesellschaft mbH


January 20, 1997

Stuttgart, Germany